UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other  than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Fidus Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

June 7, 2019

Fidus Investment Corporation’s Annual Meeting of Stockholders (the “Annual Meeting”) has been adjourned in order to obtain a sufficient number of votes representing a quorum required to hold the Annual Meeting. The Annual Meeting will be reconvened on June 19, 2019 at 9:00 a.m. Eastern Time at our New York office located at 1140 Avenue of the Americas, 21st Floor, New York, New York 10036.

If we have not yet received your vote, we urge you to vote as soon as possible.

Fidus Investment Corporation’s board of directors believes the shareholder proposals are in the best interest of stockholders. Please join your fellow shareholders and vote today!

Please note that proxy solicitation costs are borne by Fidus Investment Corporation and its stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Alliance Advisors, LLC, to initiate further calls or mailings to you.

Voting Instructions:

1.

If you received (and still have), your printed proxy materials or email from your brokerage account, you may vote online (www.viewproxy.com/fidusinv/2019/) or by phone according to the instructions included.

2.	If you do not have your original materials, please do the following:

a.	Call 1-877-777-8133

b.	Reference is “Fidus Proxy Voting”

c.	Provide the account name and address for the account(s) you are calling to vote. If your FDUS shares are held in more than one account, please make sure to let the agent know.

We encourage you to contact Alliance Advisors, LLC immediately at 1-877-777-8133 Monday through Friday 9 a.m. to 10 p.m. or Saturday 10 a.m. to 4 p.m. Eastern Time. Voting your shares is very important and will take only a moment of your time. This is not a scam and no personal information is required when calling.

Your vote matters and is important no matter how many shares you own. Please vote promptly and we thank you in advance for your vote!

Sincerely,

Edward H. Ross

Chairman & Chief Executive Officer